                                                                     EXHIBIT 1.1

                      WESTERN UNITED LIFE ASSURANCE COMPANY
                                       AND
                    METROPOLITAN INVESTMENT SECURITIES, INC.


                                SELLING AGREEMENT

         This agreement (the "Agreement") made as of the 15th day of October, 2001, by and between WESTERN UNITED LIFE ASSURANCE COMPANY, a Washington corporation ("Western United") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

                                   WITNESSETH:

         WHEREAS, Western United proposes to issue and sell up to a number of shares as may be designated from time to time (the "Offering") of its Variable Rate Cumulative Preferred Stock, Series B (the "Preferred Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "SEC") and a Prospectus (the "Prospectus") which is a part of the Registration Statement, all filed under the Securities Act of 1933, as amended; and

         WHEREAS, the Selling Agent, an affiliate of Western United, for good and valuable consideration, the receipt of which is hereby acknowledged, desires to assist in the sale of the Preferred Stock upon the terms and in reliance upon the representations, warranties and agreements set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

       1. APPOINTMENT OF SELLING AGENT. Western United hereby appoints the Selling Agent as its managing agent to offer and sell the Preferred Stock at the price and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Western United agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Preferred Stock and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

       2. UNDERTAKING OF SELLING AGENT. The Selling Agent agrees to use its best efforts to sell the Preferred Stock on the terms stated herein and in the Registration Statement and Prospectus and to notify Western United of the number of shares of Preferred Stock with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Preferred Stock other than to use its best efforts. The Selling Agent will deliver, by noon of the next business day after receipt, all cash and checks received from the subscribers to U.S. Bank Trust National Association, as escrow agent ("U.S. Bank"), in accordance with the Escrow Agreement (the "Escrow Agreement") among Western United, Selling Agent and U.S. Bank. Upon the sale of at least the Minimum Securities (as defined in the Escrow Agreement) and termination of the escrow account, the Selling Agent will deliver, by noon of the next business day after receipt, all cash and checks received from the subscribers directly to Western United.

       The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not, in any event, make discretionary purchases of the Preferred Stock for the accounts of customers.

       3. AMENDMENT OF THE REGISTRATION STATEMENT AND PROSPECTUS. Western United agrees, at its expense, to amend or supplement the Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, if (i) the Selling Agent advises Western United that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or (ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein or any omissions therein which make any of the statements therein misleading. The representations, warranties and obligations to indemnify all parties hereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

       4. UNDERTAKINGS OF WESTERN UNITED. Western United will promptly notify the Selling Agent in the event of the issuance by the SEC of any stop order or other order suspending the registration of the Preferred Stock, or in the event of the institution or intended institution of any action or proceeding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the registration of the Preferred Stock, Western United will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstating the registration of the Preferred Stock.

         5. REPRESENTATIONS AND WARRANTIES. Western United represents and warrants to the Selling Agent that:

              (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations of the SEC thereunder, accurately describe the operations of Western United and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

              (ii) Western United is a corporation duly organized and validly existing under the laws of the State of Washington with full corporate power to perform its obligations as described in the Registration Statement and the Prospectus.

              (iii) The Preferred Stock, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will be legally issued and fully paid.

              (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of Western United and is a valid and binding agreement in accordance with its terms.

       6. INDEMNIFICATION. Western United and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other (or such controlling persons) may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

       7. FEES AND EXPENSES. Western United will pay all expenses incurred in connection with the Offering and sale of the Preferred Stock, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, and accounting fees and expenses. In the event of termination of the Offering, Selling Agent will be reimbursed only for its actual accountable out-of-pocket expenses, and no commissions will be paid. The commission payable upon sale of the Preferred Stock shall be a maximum of 6.00% of the investment amount. No commissions will be paid if the Offering is terminated before the Minimum Securities are sold.

         8. GOVERNING LAW. This Agreement shall be deemed to be made under and governed by the laws of the State of Washington.

       IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                                                WESTERN UNITED LIFE
                                                ASSURANCE COMPANY

                                                  By
                                                    ----------------------------
                                                    John Van Engelen, President

                                                METROPOLITAN INVESTMENT
                                                SECURITIES, INC.


                                                  By
                                                    ----------------------------
                                                    Reuel Swanson, Secretary